Exhibit 4.1
EXECUTION VERSION

EASTMAN KODAK COMPANY
AND
THE BANK OF NEW YORK MELLON,
as Trustee
INDENTURE
Dated as of September 23, 2009
7.00% Convertible Senior Notes due 2017

i

Page
Section 8.03. Who Are Deemed Absolute Owners	44
Section 8.04. Company-Owned Notes Disregarded	44
Section 8.05. Revocation of Consents; Future Holders Bound	45

ARTICLE 9
Supplemental Indentures

Section 9.01. Supplemental Indentures Without Consent of Noteholders	45
Section 9.02. Supplemental Indentures with Consent of Noteholders	46
Section 9.03. Effect of Supplemental Indentures	47
Section 9.04. Notation on Notes	48
Section 9.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee	48

ARTICLE 10
Consolidation, Merger, Sale, Conveyance and Lease

Section 10.01. Company May Consolidate, Etc. on Certain Terms	49
Section 10.02. Successor Entity to Be Substituted	49
Section 10.03. Opinion of Counsel to Be Given Trustee	50

ARTICLE 11
Immunity of Incorporators, Shareholders, Officers and Directors

Section 11.01. Indenture and Notes Solely Corporate Obligations	50

ARTICLE 12
Special Interest

Section 12.01. Special Interest	50

ARTICLE 13
Conversion of Notes

Section 13.01. Conversion Privilege	51
Section 13.02. Conversion Procedure	51
Section 13.03. Increased Conversion Rate Applicable To Certain Notes Surrendered In Connection With Make-Whole Fundamental Changes	55
Section 13.04. Adjustment of Conversion Rate	57
Section 13.05. Shares to Be Fully Paid	67
Section 13.06. Effect of Reclassification, Consolidation, Merger or Sale	67
Section 13.07. Certain Covenants	70
Section 13.08. Responsibility of Trustee	70
Section 13.09. Notice to Noteholders Prior to Certain Actions	70
Section 13.10. Stockholder Rights Plans	71

     INDENTURE dated as of September 23, 2009 between Eastman Kodak Company, a New Jersey corporation, as issuer (hereinafter sometimes called the “Company,” as more fully set forth in Section 1.01) and The Bank of New York Mellon, a New York banking corporation, as trustee (hereinafter sometimes called the “Trustee,” as more fully set forth in Section 1.01).
W I T N E S S E T H:
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 7.00% Convertible Senior Notes due 2017 (hereinafter sometimes called the “Notes”), initially in an aggregate principal amount of $400,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and
     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
Definitions; Interpretations
     Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,”

“hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular. Unless otherwise noted, references to “U.S. Dollars” or “$” shall mean the currency of the United States.
     “Additional Interest” shall have the meaning specified in Section 6.02.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Automatic Exchange” shall have the meaning specified in Section 2.05(f).
     “Automatic Exchange Date” shall have the meaning specified in Section 2.05(f).
     “Bankruptcy Law” shall have the meaning specified in Section 6.01(b).
     “Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means any day other than a Saturday, Sunday or other day on which the banking institutions in New York City are authorized or required by law or executive order to close or be closed.
     “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
     “Cash Settlement” shall have the meaning specified in Section 13.02(a).
     “close of business” means 5:00 p.m. (New York City time).
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” means shares of common stock, par value $2.50 per share, of the Company, as they exist on the date of this Indenture, subject to Section 13.06.

     “Company” means Eastman Kodak Company, a New Jersey corporation, and subject to the provisions of Article 10, shall include its successors and assigns.
     “Company Order” means a written order of the Company, signed by the Company’s Chief Executive Officer, Chief Financial Officer, President, Executive Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.
     “Continuing Director” means a director who either was a member of the board of directors on September 23, 2009 or who becomes a member of the board of directors subsequent to that date and whose election, appointment or nomination for election by the shareholders of the Company, is duly approved by a majority of the continuing directors on the board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire board of directors in which such individual is named as nominee for director.
     “Conversion Agent” shall have the meaning specified in Section 4.02.
     “Conversion Date” shall have the meaning specified in Section 13.02(h).
     “Conversion Notice” shall have the meaning specified in Section 13.02(g).
     “Conversion Obligation” shall have the meaning specified in Section 13.01.
     “Conversion Price” means, in respect of each $1,000 principal amount of Notes, as of any date, $1,000, divided by the Conversion Rate as of such date.
     “Conversion Rate” shall have the meaning specified in Section 13.01.
     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof shall be The Bank of New York Mellon, 101 Barclay Street, 8W, New York, New York, 10007, fax: 732-667-9185, Attention: Corporate Trust Administration, or such other address or fax number as the Trustee may designate from time to time by notice to the Noteholders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Noteholders and the Company).
     “Custodian” means The Bank of New York Mellon, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.
     “Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Settlement Averaging Period, one-twentieth (1/20th) of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP of the Common Stock on such Trading Day.

     “Daily VWAP” of the Common Stock, in respect of any Trading Day, means the per share volume-weighted average price on the Relevant Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page EK.N<equity>AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day as determined using a volume-weighted average price method by the Company’s Board of Directors or a nationally recognized independent investment banking firm retained for this purpose by the Company. The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
     “Default” means any event that is, or after the giving of notice or with the passage of time, or both, would become, an Event of Default.
     “Defaulted Interest” means any interest on any Note that is payable, but is not punctually paid or duly provided for, on any April 1 or October 1.
     “Depositary” means, with respect to the Global Notes, the Person specified in Section 2.05 as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “DTC” shall have the meaning specified in Section 2.05(c).
     “Effective Date” shall have the meaning specified in Section 13.03(a).
     “Event of Default” shall have the meaning specified in Section 6.01.
     “Ex-Dividend Date” means, with respect to any issuance, dividend or distribution in which the holders of shares of Common Stock have the right to receive any cash, securities or other property, the first date on which the shares of Common Stock trade on the Relevant Exchange, regular way, without the right to receive the issuance, dividend or distribution in question.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Expiration Date” shall have the meaning specified in Section 13.04(e).
     “Expiration Time” shall have the meaning specified in Section 13.04(e).
     “Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

     “Form of Fundamental Change Purchase Notice” shall mean the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.
     “Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.
     “Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.
     “Fundamental Change” means the occurrence after the original issuance of the Notes of any of the following events:
     (a) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than the Company, its Subsidiaries and the employee benefit plans of the Company or any such Subsidiary, has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;
     (b) consummation of any recapitalization, reclassification, binding share exchange, exchange offer, tender offer, consolidation, merger of the Company or other change to the Common Stock pursuant to which all or substantially all of the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any person other than one or more of the Company’s Subsidiaries (any such exchange, offer, consolidation, merger, transaction or series of transactions being referred to in this clause (b) as an “Event”); provided, however, that if Persons that beneficially own the Company’s voting securities immediately prior to such transaction own, directly or indirectly, a majority of the voting securities of the continuing or surviving person or transferee or the parent thereof immediately after such Event in substantially the same proportion as the ownership of the Company’s voting securities (taken as a whole) immediately prior to such transaction, such transaction shall not be a Fundamental Change (it being understood that any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity where this proviso is true shall not be a Fundamental Change);
     (c) Continuing Directors cease to constitute at least a majority of the board of directors;
     (d) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

     (e) the Common Stock (or other common stock into which the Notes are then convertible) ceases to be listed or quoted on any U.S. national securities exchange, provided, however, in the case of a transaction or event described in clause (a) or (b) above, if at least 90% of the consideration (the “Transaction Consideration”), excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights (if applicable), in the transaction or event constituting the Fundamental Change consists of Publicly Traded Securities, and as a result of such transaction or event, the Notes become, pursuant to the terms of the Indenture, convertible into such Transaction Consideration, as set forth in Section 13.06, including such Publicly Traded Securities, but excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights (if applicable) (subject to the provisions of Section 13.02), such event shall not be a Fundamental Change.
     For purposes of this definition, whether a “person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     “Fundamental Change Company Notice” shall have the meaning specified in Section 15.01(b).
     “Fundamental Change Expiration Time” shall have the meaning specified in Section 15.01(b)(iii).
     “Fundamental Change Purchase Notice” shall have the meaning specified in Section 15.01(a)(i).
     “Fundamental Change Purchase Date” shall have the meaning specified in Section 15.01(a).
     “Fundamental Change Purchase Price” shall have the meaning specified in Section 15.01(a).
     “Global Note” shall have the meaning specified in Section 2.05(b).
     “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
     “Interest Payment Date” means each April 1 and October 1 of each year, beginning on April 1, 2010; provided, however, that if any Interest Payment Date falls on a date that is not a Business Day, such payment of interest will be postponed until the next succeeding Business Day, and no interest or other amount will be paid as a result of such postponement.
     “Initial Purchasers” means Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, BNY Mellon Capital

Markets, LLC, Daiwa Securities America Inc., Mizuho Securities USA Inc. and PNC Capital Markets LLC.
     “Interest Record Date,” with respect to any Interest Payment Date, shall mean the March 15 or September 15 (whether or not such day is a Business Day) immediately preceding the applicable April 1 or October 1 Interest Payment Date, respectively.
     “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading. The “Last Reported Sale Price” will be determined without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, then the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose.
     “Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change as described in the definition thereof (in the case of any Fundamental Change described in clause (b) of the definition thereof, determined without regard to the proviso in such clause (b), but subject to the paragraphs immediately following clause (e) of the definition thereof).
     “Market Disruption Event” means (a) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for an aggregate one-half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock listed on an exchange or quotation system.
     “Material Subsidiary” means a Subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act; provided that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Material Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $25,000,000.
     “Maturity Date” means April 1, 2017.

     “Merger Event” shall have the meaning specified in Section 13.06.
     “Note” or “Notes” shall mean any note or notes, as the case may be, authenticated and delivered under this Indenture.
     “Note Register” shall have the meaning specified in Section 2.05(a).
     “Note Registrar” shall have the meaning specified in Section 2.05(a).
     “Noteholder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.
     “Offering Memorandum” means the final offering memorandum dated September 17, 2009 relating to the offering and sale of the Notes pursuant to the Purchase Agreement.
     “Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).
     “Officer’s Certificate,” when used with respect to the Company, means a certificate signed by an Officer of the Company that is delivered to the Trustee. Each such certificate (other than delivered pursuant to Section 4.08 of this Indenture) shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section.
     “open of business” means 9:00 a.m. (New York City time).
     “Opinion of Counsel” means an opinion in writing signed by legal counsel acceptable to the Trustee, who may be an employee of or counsel to the Company, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section.
     “outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
     (a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
     (b) Notes, or portions thereof, for the payment, redemption or purchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that, if any such Note is purchased, the holder thereof shall have delivered a Fundamental Change Purchase Notice in accordance with Section 15.01(a);
     (c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and
     (d) Notes converted pursuant to Article 13.
     “Paying Agent” shall have the meaning specified in Section 4.02.
     “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
     “Physical Settlement” shall have the meaning specified in Section 13.02(a).
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
     “Publicly Traded Securities” means shares of common stock that are traded on any U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a Fundamental Change described in clause (a) or (b) of the definition thereof.
     “Purchase Agreement” means that certain Purchase Agreement, dated as of September 17, 2009, among the Company and the Initial Purchasers.
     “Redemption Date” shall have the meaning specified in Section 14.01.
     “Redemption Notice” shall have the meaning specified in Section 14.01.
     “Redemption Price” shall have the meaning specified in Section 14.01
     “Reference Property” shall have the meaning specified in Section 13.06(b).
     “Relevant Exchange” means, at any time, the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, the primary U.S. national securities exchange on which the Common Stock is then listed or admitted for trading.
     “Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Global Note” shall mean a Global Note that is a Restricted Security.
     “Restricted Securities” shall have the meaning specified in Section 2.05(c).
     “Restricted Transfer Default” shall have the meaning specified in Section 12.01(a).
     “Restricted Transfer Triggering Date” shall have the meaning specified in Section 12.01(a).
     “Rule 144” means Rule 144 as promulgated under the Securities Act.
     “Rule 144A” means Rule 144A as promulgated under the Securities Act.
     “Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading, unless the Common Stock is not so traded or quoted, in which case “Scheduled Trading day” means a Business Day.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Settlement Averaging Period,” with respect to any Note surrendered for conversion to which a Cash Settlement applies, means:
     (a) if the relevant Conversion Date occurs prior to January 15, 2017, the 20 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the related Conversion Date, unless such Note has been called for redemption;
     (b) if the relevant Conversion Date occurs on or after January 15, 2017, the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day prior to the Maturity Date; and
     (c) if such Note has been called for redemption, the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day prior to the Redemption Date.

     “Settlement Method” means, with respect to a conversion of Notes, a Physical Settlement or a Cash Settlement, as elected (or deemed elected) by the Company pursuant to the provisions of this Indenture.
     “Settlement Notice” has the meaning specified in Section 13.02(b).
     “Stock Price” means (a) in the case of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change in which holders of Common Stock receive solely cash consideration in connection with such Make-Whole Fundamental Change, the amount of cash paid per Common Stock and (b) in the case of all other Make-Whole Fundamental Changes, the average of the Last Reported Sale Prices per Common Stock over the period of five consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.
     “Special Interest” shall have the meaning specified in Section 12.01(a).
     “Spin-Off” shall have the meaning specified in Section 13.04(c).
     “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
     “Successor Entity” shall have the meaning specified in Section 10.01(a).
     “Trading Day” means a day during which trading in Common Stock generally occurs on the primary exchange or quotation system on which the Common Stock then trades or is quoted and there is no Market Disruption Event, unless the Common Stock is not so traded or quoted, in which case “Trading Day” means a Business Day.
     “Transaction Consideration” shall have the meaning set forth in the definition of Fundamental Change.
     “transfer” shall have the meaning specified in Section 2.05(c).
     “Trigger Event” shall have the meaning specified in Section 13.04(c).
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
     “United States” means the United States of America.
     “Unrestricted Global Note” shall mean a Global Note that is not a Restricted Security.
     “Valuation Period” shall have the meaning specified in Section 13.04(c).
     “Weighted Average Consideration” shall have the meaning specified in Section 13.06(c).
     Section 1.02. References to Interest. Any reference to the payment of interest on, or in respect of, any Note in this Indenture shall be deemed to include mention of the payment of Additional Interest (if applicable) and Special Interest (if applicable) if, in such context, Additional Interest and Special Interest, as applicable, was, or would be, payable pursuant to Section 6.01 and Section 12.01, respectively. An express mention of the payment of Additional Interest (if applicable) or Special Interest (if applicable) in any provision hereof shall not be construed as excluding Special Interest or Additional Interest, as applicable, in those provisions hereof where such express mention is not made.
ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes
     Section 2.01. Designation and Amount. The Notes shall be designated as the “7.00% Convertible Senior Notes due 2017.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $400,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05 and Section 2.06.
     Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, which are incorporated in and made a part of this Indenture.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

     The Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect purchases, conversions, transfers, exchanges or issuances of additional Notes permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal (including any Fundamental Change Purchase Price or Redemption Price, as applicable) of, and accrued and unpaid interest, if any, on, the Global Note shall be made to the holder of such Note on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for herein.
     The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Section 2.03. Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office of the Paying Agent, which shall initially be the Corporate Trust Office of the Trustee as the Company’s Paying Agent and Note Registrar. The Company shall pay interest on any Notes in certificated form (i) to the Person entitled thereto having an aggregate principal amount of $5,000,000 or less, by check mailed to such Person and (ii) to the Person entitled thereto having an aggregate principal amount of more than $5,000,000, either by check mailed to such Person or, upon application by such Person to the Note Registrar not later than the relevant Interest Record Date, by wire transfer in immediately available funds to such Person’s account within the United States, which application shall remain in effect until such Person notifies, in writing, the Note Registrar to the contrary.
     Any Defaulted Interest shall forthwith cease to be payable to the Noteholder on the relevant Interest Record Date by virtue of its having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen days and not less than ten days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at its address as it appears in the Note Register, not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any Officer.
     At any time and from time to time after the date of the execution and delivery of this Indenture, the Company may deliver additional Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.
     In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and shall rely upon:

     (a) A copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Notes were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Notes are established by an Officer’s Certificate pursuant to general authorization of the Board of Directors, such Officer’s Certificate;
     (b) an executed supplemental indenture, if required;
     (c) an Officer’s Certificate delivered in accordance with Section 16.05; and
     (d) an Opinion of Counsel which shall state:
     (1) that the form of such Notes has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors in accordance with Section 2.02 and Section 2.04 and in conformity with the provisions of this Indenture;
     (2) that the terms of such Notes have been established in accordance with Section 2.02 and in conformity with the other provisions of this Indenture; and
     (3) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.
     Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by a Responsible Officer of the Trustee (or an authorized officer of an authenticating agent appointed by the Trustee as provided by Section 16.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate of authentication executed by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.
     All Notes shall be dated that date of their authentication.
     In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the

Company by such Person as, at the actual date of the execution of such Note, shall be an Officer of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.
     Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary; Automatic Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint a new Note Registrar without prior notice to Noteholders. The Company may appoint one or more co-registrars in accordance with Section 4.02.
     Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
     All Notes presented or surrendered for registration of transfer or for exchange, purchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Noteholder thereof or its attorney-in-fact duly authorized in writing.
     No service charge shall be charged by the Company, the Trustee or the Notes Registrar to the Noteholder for any exchange or registration of transfer of Notes, but the Noteholder may be required by the Company, the Trustee, the Notes Registrar or otherwise to pay a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Noteholder of the new Notes issued upon such exchange or registration of transfer of Notes being different from the name of the Noteholder of the old Notes presented or surrendered for such exchange or registration of transfer.

     None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of any Notes surrendered for conversion, redemption or repurchase except for any portion of that Note that is not being repurchased, redeemed or converted, as the case may be.
     All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange. For greater certainty, all Notes issued upon any registration of transfer or exchange of Notes will be issued as evidence of the same continuing indebtedness of the Company under this Indenture and in no circumstances is the Company obligated under the Indenture to repay the principal amount of the exchanged Notes by virtue of the registration of a transfer or exchange.
     (b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a definitive Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
     (c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
     Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than shares of Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee):
     THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES

ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144 OF THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT (A) TO EASTMAN KODAK COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK MELLON, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION.
     No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar except in accordance with applicable securities laws unless the applicable box on the Form of Assignment and Transfer has been checked.
     Notwithstanding anything to the contrary contained in this Indenture or the Note, such Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c).
     Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(d).
     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Note. Initially, the Global Notes shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for DTC.
     If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing, upon the request of the beneficial owner of the Notes, the Company will execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.
     Definitive Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Notes to the Persons in whose names such definitive Notes are so registered.
     At such time as all interests in a Global Note have been converted, canceled, redeemed, purchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, converted, canceled, purchased or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

     None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     (d) Until the Resale Restriction Termination Date, any stock certificate representing shares of Common Stock issued upon conversion of such Note shall bear a legend in substantially the following form (unless the Note or such shares of Common Stock have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):
     THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE COMMON STOCK EVIDENCED HEREBY UNDER RULE 144 OF THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO EASTMAN KODAK COMPANY OR TO ANY SUBSIDIARY THEREOF, (B) TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE), IT WILL FURNISH TO COMPUTERSHARE INVESTOR SERVICES LLC, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(D) ABOVE OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED

HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).
     (e) During the period ending one year after the last date of original issuance of the Notes, the Company will not, and will use its reasonable efforts not to permit any of its “affiliates” (as defined in Rule 144) to, resell any of the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
     (f) Beneficial interests in a Restricted Global Note will be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) on the date specified by the Company that is on or after the Resale Restriction Termination Date (the “Automatic Exchange Date”). The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be cancelled following the Automatic Exchange. The Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to the Automatic Exchange. In effecting the Automatic Exchange, the Company shall comply with the applicable procedures in effect at such time.
     Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent, such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to the authenticating agent, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
     The Trustee or the authenticating agent, if applicable, may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, the authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been tendered for redemption or purchase upon a Fundamental Change or is about to be converted into cash or Common Stock (together with cash in lieu of fractional shares), as applicable, shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent, such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
     Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or purchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.
     For greater certainty, every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is mutilated, destroyed, lost or stolen will be issued as evidence of the same continuing indebtedness of the Company under this Indenture and in no circumstances is the Company obligated under the Indenture to repay the principal amount of the substituted Note by virtue of such mutilation, destruction or loss.
     Section 2.07. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

     For greater certainty, each Note issued pursuant to the provisions of this Section 2.07 in exchange for a temporary Note will be issued as evidence of the same continuing indebtedness of the Company under this Indenture and in no circumstances is the Company obligated under the Indenture to repay the principal amount of the temporary Note by virtue of the exchange.
     Section 2.08. Cancellation of Notes Paid, Etc. All Notes surrendered for the purpose of payment, purchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a written confirmation of such disposition to the Company, at the Company’s written request. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.
     Section 2.09. CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in all notices issued to Noteholders as a convenience to holders of the Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.
     Section 2.10. Additional Notes; Purchases. The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, issue additional Notes hereunder with the same terms and with the same CUSIP and ISIN number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder; provided that no such additional Notes may be issued unless: (i) they would constitute a “qualified reopening” (as defined in Treas. Reg. Sec. 1.1275-2(k)) or both the original Notes and the additional Notes are issued with no more than de minimis original issue discount for U.S. federal income tax purposes and (ii) the resale of such Notes by non-Affiliates of the Company would not require registration under U.S. securities laws. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters as the Trustee shall reasonably request. The Company may also from time to time purchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders. Any Notes purchased by the Company shall be deemed to be no longer outstanding under this Indenture.

ARTICLE 3
Satisfaction and Discharge
     Section 3.01. Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Noteholders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Redemption Date or Fundamental Change Purchase Date, upon conversion (following, for the avoidance of doubt, the Settlement Averaging Period if Cash Settlement) or otherwise, cash or shares of Common Stock (together with cash in lieu of fractional shares), as applicable (solely to satisfy the Company’s Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive such satisfaction and discharge.
ARTICLE 4
Particular Covenants of the Company
     Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price and Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest, if any, on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
     Section 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or purchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

     The Company may also from time to time designate co-registrars in one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
     The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office of the Trustee in New York as an office or agency of the Company for each of the aforesaid purposes.
     Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
     (i) that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the holders of the Notes;
     (ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price and Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and
     (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before each due date of the principal (including the Redemption Price and Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and Fundamental Change Purchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and Fundamental Change Purchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall become due and payable. The Company may change the Paying Agent without prior notice to the Noteholders.
     (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
     (d) Any money deposited with the Trustee or any Paying Agent (pursuant to Section 7.05), or then held by the Company, in trust for the payment of the principal (including the Redemption Price and Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, any Note and remaining unclaimed for the earlier of (i) two years after such principal (including the Redemption Price and Fundamental Change Purchase Price, if applicable) and interest has become due and payable and (ii) the date such funds would escheat to the state, shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day in the Borough of Manhattan, The City of New York, New York and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     Section 4.05. Existence. Subject to Article 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 4.06. Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company

shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3), shall, upon written request, provide to any holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issued upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.
     (b) The Company shall furnish to the Trustee within 15 calendar days after the same is required to be filed with the Commission (giving effect to all applicable grace periods provided under the Exchange Act including that provided by Rule 12b-25 under the Exchange Act), copies of documents or reports, if any, that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If permitted under the Trust Indenture Act and the rules and regulations promulgated by the Commission thereunder, any such document or report that the Company files with the Commission through the Commission’s EDGAR system shall be deemed furnished to the Trustee for purposes of this Section 4.06(b) at the time such documents are filed or furnished via the Commission’s EDGAR system.
     (c) Delivery of the reports, information and documents described in clause (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).
     Section 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 4.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal years of the Company (beginning with the fiscal year ending on December 31, 2009) an Officer’s Certificate indicating whether the signers thereof know of any Default that occurred during the previous year.
     In addition, the Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s

Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto.
ARTICLE 5
Lists of Noteholders and Reports by the Company and the Trustee
     Section 5.01. Lists of Noteholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each April 1 and October 1 in each year beginning with April 1, 2010, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Noteholders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.
     Section 5.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.
     (b) The rights of Noteholders to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made pursuant to the Trust Indenture Act.
ARTICLE 6
Defaults and Remedies
     Section 6.01. Events of Default.
     (a) The following events shall be “Events of Default” with respect to the Notes:
     (i) default in any payment of interest on any Note when due and payable, and the continuance of such default for a period of 30 days;

     (ii) default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required Redemption Date or Fundamental Change Purchase Date, upon declaration of acceleration or otherwise;
     (iii) failure by the Company to comply with its obligation to convert the Notes upon exercise of a holder’s conversion right;
     (iv) failure by the Company to provide notice of a Fundamental Change when such notice is due in accordance with Section 15.01;
     (v) failure by the Company to comply with its obligations under Article 10;
     (vi) default in the performance, or breach, of any other covenant or agreement by the Company contained in the Notes or this Indenture (other than default in the performance, or breach, of a covenant or agreement specifically dealt with in clauses (i) through (v) above) and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Trustee and the Company by the holders of at least 25% in aggregate principal amount of the outstanding Notes;
     (vii) a default or defaults under any bonds, debentures, notes or other evidences of indebtedness for borrowed money (other than the Notes) by the Company or any of its Material Subsidiaries having, individually or in the aggregate, a principal amount outstanding of at least $50,000,000, whether such indebtedness now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such indebtedness prior to its express maturity or shall constitute a failure to pay at least $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto, if such indebtedness is neither discharged nor such acceleration is annulled by the end of a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Trustee and the Company by holders of at least 25% in aggregate principal amount of the outstanding Notes;
     (viii) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case;
     (B) consents to the entry of an order for relief against it in an involuntary case;
     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (D) makes a general assignment for the benefit of its creditors; or

     (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any Material Subsidiary in an involuntary case;
     (B) appoints a Custodian of the Company or any Material Subsidiary or for any substantial part of its property; or
     (C) orders the winding up or liquidation of the Company or any Material Subsidiary;
and in each such case the order or decree remains unstayed and in effect for 60 days.
     (b) The term “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal, state or non-U.S. law for the relief of debtors. For the purposes of Section 6.01(a) only, the term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     Section 6.02. Acceleration. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(a)(viii) or Section 6.01(a)(ix) with respect to the Company (and not solely with respect to a Material Subsidiary)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 6.01(a)(viii) or Section 6.01(a)(ix) with respect to the Company (and not solely with respect to a Material Subsidiary) occurs and is continuing, the principal of all the Notes and accrued and unpaid interest shall be immediately due and payable.
     Notwithstanding anything in this Indenture or in the Notes to the contrary, if elected by the Company, the sole remedy for an Event of Default in respect of a violation of any obligations of the Company pursuant to Section 4.06(b) shall, after the occurrence of such an Event of Default (which shall be the 60th day after written notice is provided to the Company as set forth in Section 6.01(a)(vi) above), consist exclusively of the right to receive additional interest on the Notes (the “Additional Interest”) at an annual rate per year equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the 90-day period beginning on, and including, the occurrence of such an Event of Default during which such Event of Default is continuing to, but excluding, the date on which such Event of Default is cured, if applicable; and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day during the 90-day period beginning on, and including, the 91st day following, and including, the occurrence of such an Event of Default during which such Event of Default is continuing to, but excluding, the date on which such Event of Default is cured, if applicable. The Company may make any such election by written notice to the Trustee, the Noteholders and the Paying Agent on or before the close of business on the fifth Business Day after the date on which such Event of Default occurs. The Additional Interest shall be payable semi-annually at the same time and in the same manner as regular interest on the Notes pursuant to Section 2.03 and Section 4.01. On and after the 181st day following an Event of Default in respect of a violation of any obligations as set forth in Section 4.06(b), or if the Company does not timely elect to pay Additional Interest, either the Trustee or the Noteholders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of the Notes and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable.
     Section 6.03. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (i) or (ii) of Section 6.01(a) shall have occurred, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the holders of the Notes, the whole amount then due and payable on the Notes for principal and interest with interest on any overdue principal and interest at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
     In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.03, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06 hereof, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder or the rights of any Noteholder, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.
     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.
     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.
     Section 6.04. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
     First, to the payment of all amounts due the Trustee under Section 7.06;

     Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the date due of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;
     Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount, including the payment of the Redemption Price, Fundamental Change Purchase Price and the cash component of the Conversion Obligation, if any, then owing and unpaid upon the Notes for principal and interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal, over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and
     Fourth, to the payment of the remainder, if any, to the Company.
     Section 6.05. Proceedings by Noteholders. No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as provided in Section 7.01, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the holders of a majority in principal amount of the Notes outstanding within such 60-day period pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee that no one or more Noteholders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein). For the protection and enforcement of this Section 6.05, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price) of, and accrued and unpaid interest on such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.
     Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.
     Section 6.06. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     Section 6.07. Remedies Cumulative and Continuing. Except as provided in Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 6.05, every power and remedy given by this Article 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.
     Section 6.08. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a Default in the payment of accrued and unpaid interest on, or the principal (including any Redemption Price or Fundamental Change Purchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01 and (ii) a failure by the Company to deliver cash or shares of Common Stock (together with cash in lieu of fractional shares), as applicable, upon conversion of the Notes. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
     Section 6.09. Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Noteholders as the names and addresses of such holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of a Default in the payment of the principal of, or accrued and unpaid interest on, any of the Notes, including without limiting the generality of the foregoing any Default in the payment of any Redemption Price or Fundamental Change Purchase Price, if applicable, then in any such event the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.
     Section 6.10. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.10 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or accrued and unpaid interest on any Note (including, but not limited to, the Redemption Price or Fundamental Change Purchase Price, if applicable, with respect to the Notes being purchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 13.

ARTICLE 7
Concerning the Trustee
     Section 7.01. Duties and Responsibilities of Trustee. The Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered an indemnity or security, satisfactory to the Trustee, against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (a) except during the continuance of an Event of Default:
     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
     (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.01;
     (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;
     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;
     (g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and
     (h) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights, privileges, immunities, benefits and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
     Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:
     (a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed herein); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
     (c) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel, of its selection, and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by the Trustee hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;
     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;
     (g) the permissive rights of the Trustee enumerated herein shall not be construed as duties;
     (h) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall provide authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (i) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and
     (k) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
     In no event shall the Trustee be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any holder of the Notes.
     Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Offering Memorandum or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
     Section 7.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.
     Section 7.05. Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.
     Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinated even though the Notes may be so subordinated. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.
     Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(a)(viii) or Section 6.01(a)(ix) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
     When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.
     The provisions of this Section 7.06 shall survive the termination of this Indenture.
     Section 7.07. Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
     Section 7.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest within 90 days, apply to the Commission for permission to continue as

Trustee or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 7.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.
     Section 7.10. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Noteholders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Noteholders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.10, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:
     (i) the Trustee shall fail to comply with Section 7.08 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months; or
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or
     (iii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.10, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 7.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.
     Section 7.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and conferring to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.
     No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and be eligible under the provisions of Section 7.09.
     Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Noteholders at their addresses as they shall appear on the Note

Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
     Section 7.12. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 7.13. Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).
     Section 7.14. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.
ARTICLE 8
Concerning the Noteholders
     Section 8.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Noteholders entitled to take such action. The record date, if one is selected, shall be not more than 15 days prior to the date of commencement of solicitation of such action.
     Section 8.02. Proof of Execution by Noteholders. Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.
     Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion or purchase of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.
     Section 8.04. Company-Owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are (i) owned by the Company or by any Affiliate thereof and (ii) have been cancelled in accordance with Section 2.08 shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or any Affiliate thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall promptly furnish to the Trustee an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
     Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.
ARTICLE 9
Supplemental Indentures
     Section 9.01. Supplemental Indentures Without Consent of Noteholders. The Company, at the Company’s expense, may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
     (a) to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes in a manner that does not adversely affect the rights of any holder;
     (b) to conform the terms of the Indenture or the Notes to the description thereof in the Offering Memorandum, as supplemented by the related pricing term sheet;
     (c) to provide for the assumption by a Successor Entity of the obligations of the Company under this Indenture pursuant to Article 10;
     (d) to add guarantees with respect to the Notes;
     (e) to secure the Notes;

     (f) to add to the covenants of the Company for the benefit of the Noteholders or surrender any right or power conferred upon the Company;
     (g) to comply with any requirements of the Trust Indenture Act;
     (h) issuing additional Notes as provided in Section 2.10;
     (i) to make any change that does not materially adversely affect the rights of any holder;
     (j) to appoint a successor Trustee with respect to the Notes;
     (k) to comply with the rules of any applicable Depositary, including DTC; or
     (l) to comply with any requirement under the Trust Indenture Act.
     Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.
     Section 9.02. Supplemental Indentures with Consent of Noteholders. With the consent (evidenced as provided in Article 8) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, at the Company’s expense, may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such indenture or supplemental indenture shall:
     (a) reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past Default or Event of Default;
     (b) reduce the rate or extend the stated time for payment of interest on any Note;
     (c) reduce the principal of, or extend the Maturity Date of, any Note;
     (d) make any change that impairs or adversely affects the conversion rights of any Notes (provided that the entry into a supplemental indenture pursuant to Article 10 to effect the Company’s succession and that is otherwise consistent with the Indenture shall not be deemed to so impair or adversely affect such conversion rights);
     (e) reduce the Redemption Price or Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the holders of the Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
     (f) make any Note payable in a currency other than that stated in the Note or change any place of payment for any Note;
     (g) change the ranking in right of payment of the Notes;
     (h) impair the right of any holder to receive payment of principal, interest on or consideration due upon conversion of, such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Note; or
     (i) make any change in this Article 9 that requires each holder’s consent or in the waiver provisions in Section 6.01 or Section 6.07;
in each case without the consent of each holder of an outstanding Note affected.
     Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and subject to Section 9.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
     It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. After an amendment under this Indenture becomes effective, the Company shall mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
     Section 9.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
     Section 9.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 16.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is permitted or authorized by the Indenture.

ARTICLE 10
Consolidation, Merger, Sale, Conveyance and Lease
     Section 10.01. Company May Consolidate, Etc. on Certain Terms.
     Subject to the provisions of Section 10.02, the Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:
     (a) if the Company is not the resulting, surviving or transferee Person, the resulting, surviving or transferee Person (the “Successor Entity”) shall be an entity organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and the Successor Entity (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the Notes and this Indenture; and
     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.
     Upon any such consolidation, merger or conveyance, transfer or lease, the Successor Entity (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture.
     Section 10.02. Successor Entity to Be Substituted. In case of any such consolidation, merger or conveyance, transfer or lease and upon the assumption by the Successor Entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Entity (if not the Company) instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, amalgamation, arrangement or sale, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 10 may be dissolved, wound up and liquidated at any time thereafter.
     In case of any such consolidation, merger, amalgamation, arrangement or sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
     Section 10.03. Opinion of Counsel to Be Given Trustee. No merger, consolidation or sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation or sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 10.
ARTICLE 11
Immunity of Incorporators, Shareholders, Officers and Directors
     Section 11.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any Successor Entity, either directly or through the Company or any Successor Entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
ARTICLE 12
Special Interest
     Section 12.01. Special Interest. (a) If (i) at any time during the six-month period beginning on, and including, the date which is six months after the last date on which any of the Notes are originally issued, (1) the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K) and the Company has not cured such failure to file within 14 days of such failure, or (2) the Notes are not otherwise freely tradable by holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of the Indenture or the Notes), or (ii) as of the date that is one year after the last date on which any Notes are originally issued, the restrictive legend on the Notes specified in Section 2.05(c)

has not been removed (automatically pursuant to Section 2.05(f) or otherwise) or the Notes are not otherwise freely tradable by holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of the Indenture or the Notes) (each such event referred to in clauses (i) and (ii), a “Restricted Transfer Default” and the date of occurrence of such Restricted Transfer Default, the “Restricted Transfer Triggering Date”), then the Company shall pay special interest (the “Special Interest”) in cash on the Notes as set forth in Section 12.01(b).
     (b) Special Interest on the Notes will accrue with respect to the first 90-day period (or portion thereof) following the Restricted Transfer Triggering Date for each day that a Restricted Transfer Default is continuing at a rate equal to 0.25% per annum of the principal amount of Notes, which rate shall increase by an additional 0.25% per annum of the principal amount of the Notes for each subsequent 90-day period (or portion thereof) while a Restricted Transfer Default is continuing until all Restricted Transfer Defaults have been cured, up to a maximum of 0.50% per annum of the principal amount of the Notes. Following the cure of all Restricted Transfer Defaults, the accrual of Special Interest arising from Restricted Transfer Defaults shall cease. Special Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes pursuant to Section 2.03 and Section 4.01, in addition to any Additional Interest as provided for in this Indenture.
     (c) As used in Section 12.01(a), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.
     (d) Subject to the last sentence of Section 12.01(b), the Special Interest that is payable as a result of the occurrence of a Restricted Transfer Default in accordance with this Article 12 shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.01.
ARTICLE 13
Conversion of Notes
     Section 13.01. Conversion Privilege. Upon compliance with the provisions of this Article 13, a Noteholder shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or a multiple thereof) of such Note prior to the close of business on (i) the Business Day immediately preceding the Maturity Date or (ii) with respect to Notes called for redemption under Article 14, the Business Day immediately preceding the Redemption Date, in each case, at an initial conversion rate (the “Conversion Rate”) of 134.9528 shares of Common Stock (subject to adjustment as provided in Section 13.04) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 13.02, the “Conversion Obligation”).
     Section 13.02. Conversion Procedure. (a) Subject to this Section 13.02, upon any conversion of any Note, the Company shall satisfy its Conversion Obligation to converting

Noteholders by delivering or paying, as the case may be, in respect of each $1,000 principal amount of Notes being converted, (i) solely shares of Common Stock (together with cash in lieu of any fractional shares pursuant to Section 13.02(e)) (a “Physical Settlement”) or (ii) solely cash (a “Cash Settlement”), at the Company’s election, as set forth in this Section 13.02.
     (b) If the Company elects a Settlement Method, the Company, through the Trustee, shall deliver a notice (the “Settlement Notice”) of the relevant Settlement Method to converting Noteholders no later than the second Business Day immediately following the relevant Conversion Date; provided that (i) in the case of any conversions occurring on or after January 15, 2017, the Company shall specify the Settlement Method by notice to all Noteholders no later than January 15, 2007 and (ii) in the case of any conversions of Notes called for redemption under Article 14, the Company shall specify the Settlement Method in the Redemption Notice. If the Company does not timely deliver a Settlement Notice, the Company shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation.
     (c) The Company shall use the same Settlement Method for all conversions occurring on any given Conversion Date. Except for any conversions that occur on or after January 15, 2017 or conversions of Notes called for redemption under Article 14, the Company shall not have any obligation to use the same Settlement Method with respect to conversions with Conversion Dates that occur on different days.
     (d) The shares of Common Stock deliverable or cash payable, as the case may be, in respect of any conversion of Notes shall be computed as follows:
     (i) if the Company elects (or is deemed to have elected) Physical Settlement for such Notes, the Company shall deliver to the converting Noteholder a number of shares of Common Stock (together with cash in lieu of any fractional shares of Common Stock pursuant to Section 13.02(e)) equal to the product of (A) (i) the aggregate principal amount of Notes to be converted, divided by (ii) $1,000, and (B) the Conversion Rate on the relevant Conversion Date; and
     (ii) if the Company elects Cash Settlement for such Notes, the Company shall pay to the converting Noteholder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the twenty consecutive Trading Days during the related Settlement Averaging Period.
     (e) In the case of Physical Settlement, the Company shall not issue fractional shares of Common Stock upon conversion of Notes. Instead, the Company will pay cash in lieu of fractional shares based on the Daily VWAP of the Common Stock on the relevant Conversion Date.

     (f) The Daily Conversion Values shall be determined by the Company promptly following the last day of the Settlement Averaging Period. Promptly after such determination of the Daily Conversion Values, the Company shall notify the Trustee and the Conversion Agent of the Daily Conversion Values. The Trustee and the Conversion Agent shall have no responsibility for any such determination.
     (g) Before any Noteholder shall be entitled to convert the Notes, such Noteholder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required by Section 13.02(m), pay funds equal to the amount of interest payable on the next Interest Payment Date to which such Noteholder is not entitled as set forth in Section 13.02(m) and, as set forth in Section 13.02(j), all transfer or similar taxes, if any, and (ii) in the case of a Note issued in certificated form, (1) complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (Attachment 1 of Exhibit A hereto) (a “Conversion Notice”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Noteholder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, (3) if required by Section 13.02(m), pay funds equal to interest payable on the next Interest Payment Date to which such Noteholder is not entitled as set forth in Section 13.02(m), (4) furnish appropriate endorsements and transfer documents, if any, and (5) pay all transfer or similar taxes, if any, as set forth in Section 13.02(j). The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article 13 on the Conversion Date. No Conversion Notice with respect to any Notes may be surrendered by a Noteholder thereof if such Noteholder has also delivered a Fundamental Change Purchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 15.02.
     If more than one Note shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
     (h) A Note shall be deemed to have been converted at the close of business on the date (the “Conversion Date”) that the holder has complied with the requirements set forth in clause (g) above. The Company shall deliver or pay, as the case may be, its Conversion Obligation on the third Trading Day immediately following the last Trading Day of the Settlement Averaging Period; provided, that if (i) the Company elects Physical Settlement in respect of its Conversion Obligation or (ii) if prior to the Conversion Date for any converted Notes the Common Stock has been replaced by Reference Property consisting solely of cash pursuant to Section 13.06(b), then in either case the Company will deliver the consideration due in respect of conversion on the third Trading Day immediately following the relevant Conversion Date. If any shares of Common Stock are due to converting Noteholders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such

Noteholder, or such Noteholder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such Noteholder shall be entitled in satisfaction of such Conversion Obligation.
     (i) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.
     (j) If a holder submits a Note for conversion, the Company shall pay all stamp and other duties, if any, with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the holder shall pay any such tax that is due because the holder requests any shares of Common Stock to be issued in a name other than the holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the holder’s name.
     (k) Except as provided in Section 13.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article.
     (l) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
     (m) Upon conversion, a Noteholder shall not receive any additional cash payment or additional shares of Common Stock for accrued and unpaid interest, if any, except as set forth in this Section 13.02(m). The Company’s settlement of the Conversion Obligations pursuant to Section 13.02 shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but excluding, the Conversion Date. As a result, accrued and unpaid interest to, but excluding, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after the close of business on an Interest Record Date but prior to the open of business on the immediately following Interest Payment Date, Noteholders of such Notes as of the close of business on the Interest Record Date will receive the interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion at any time after the close of business on the applicable Interest Record Date. Notes surrendered for conversion during the period from the close of business on any Interest Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest, if any, payable on the Notes so converted; provided, however, that no such payment need be made (1) if the Company has specified a Redemption Date that is after an Interest Record Date and on or prior to the Trading Day following the corresponding Interest Payment Date, (2) if the Company has specified a Fundamental Change Purchase Date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date, (3) to the extent of any Defaulted Interest, if any, existing at the time of conversion with respect to such Note or (4) if the Notes are surrendered for conversion after the close of business on the Interest Record Date immediately preceding the Maturity Date. Except as set forth in this Section 13.02(m), no payment or adjustment will be made for accrued and unpaid interest, if any, on converted Notes.
     (n) In the case of Physical Settlement, after giving effect to Section 13.02(k), if applicable, the Person in whose name the shares of Common Stock shall be issuable upon conversion shall become the holder of record of such shares of Common Stock as of the close of business on the Conversion Date.
     Section 13.03. Increased Conversion Rate Applicable To Certain Notes Surrendered In Connection With Make-Whole Fundamental Changes. (a) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with this Article 13, at any time from, and including, the occurrence or effective date of a Make-Whole Fundamental Change (the “Effective Date”) to and including, the second Business Day immediately preceding the related Fundamental Change Purchase Date corresponding to such Make-Whole Fundamental Change, or the thirty-fifth Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change (in the case of a Make-Whole Fundamental Change that does not constitute a Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”), shall be increased to an amount equal to the Conversion Rate that would, but for this Section 13.03, otherwise apply to such Note pursuant to this Article 13, plus an amount equal to the Make-Whole Conversion Rate Adjustment.
     As used herein, “Make-Whole Conversion Rate Adjustment” means, with respect to a Make-Whole Fundamental Change, the number of additional shares of Common Stock set forth in the following table that corresponds to the Effective Date of such Make-Whole Fundamental Change and the Stock Price for such Make-Whole Fundamental Change:
Make-Whole Conversion Rate Adjustment
(per $1,000 principal amount of Notes)

	Stock Price
Effective Date	$5.93	$7.00	$8.00	$9.00	$10.00	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00
September 23, 2009	33.6812	28.3048	24.0243	20.9084	18.4808	11.2953	7.7165	5.5801	4.1646	3.1643	2.4210	1.8575	1.4189
October 1, 2010	33.6812	24.5628	20.5610	17.6802	15.5655	9.5607	6.5790	4.7942	3.6082	2.7680	2.1423	1.6633	1.2874
October 1, 2011	33.6812	20.7396	16.8525	14.1319	12.2325	7.4676	5.1739	3.7990	2.8836	2.2319	1.7458	1.3702	1.0739
October 1, 2012	33.6812	16.7919	12.7720	10.1680	8.4287	4.9243	3.4403	2.5500	1.9565	1.5327	1.2153	0.9691	0.7732
October 1, 2013	33.6812	12.5418	8.3657	5.5909	3.9117	1.7743	1.2455	0.9282	0.7167	0.5656	0.4523	0.3642	0.2937
October 1, 2014	33.6812	9.8475	4.4043	1.2820	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
October 1, 2015	33.6812	9.8608	3.4498	0.9502	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
October 1, 2016	33.6812	8.5565	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
April 1, 2017	33.6812	7.9043	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:
     (i) if the actual Stock Price of such Make-Whole Fundamental Change is between two Stock Prices listed in the table above under the column titled “Stock Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Conversion Rate Adjustment for such Make-Whole Fundamental Change shall be determined by the Company by straight-line interpolation between the Make-Whole Conversion Rate Adjustment set forth for such higher and lower Stock Prices, or for such earlier and later Effective Dates based on a 365-day year, as applicable;
     (ii) if the actual Stock Price of such Make-Whole Fundamental Change is greater than $50.00 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), or if the actual Stock Price of such Make-Whole Fundamental Change is less than $5.93 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), then the Make-Whole Conversion Rate Adjustment shall be equal to zero and this Section 13.03 shall not require the Company to increase the Conversion Rate with respect to such Make-Whole Fundamental Change;
     (iii) if an event occurs that requires, pursuant to this Article 13 (other than solely pursuant to this Section 13.03), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled “Stock Price” shall be deemed to be adjusted so that such Stock Price, at and after such time, shall be equal to the product of (1) such Stock Price as in effect immediately before such adjustment to such Stock Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article 13, immediately after such adjustment to the Conversion Rate;
     (iv) each Make-Whole Conversion Rate Adjustment set forth in the table above shall be adjusted in the same manner in which, at the same time and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 13.04; and
     (v) in no event will the total number of shares of Common Stock issuable upon conversion of the Notes exceed 168.6340 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 13.04.

     (b) As soon as practicable after the Company determines the anticipated Effective Date of any proposed Make-Whole Fundamental Change, the Company shall provide each Noteholder, the Trustee and the Conversion Agent notice of the anticipated Effective Date of such proposed Make-Whole Fundamental Change and shall use commercially reasonable efforts in time to give such notice ten Trading Days in advance of such anticipated Effective Date.
     (c) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to this Section 13.03, the Company shall, at its option, satisfy the Conversion Obligation by Physical Settlement or Cash Settlement; provided, however, that if the consideration for Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount equal to the Conversion Rate (as increased by any Make-Whole Conversion Rate Adjustment) multiplied by such Stock Price. In such event, the Conversion Obligation will be determined and paid to holders, subject to the limitations prescribed under Section 13.06, on the third Business Day following the Conversion Date.
     Nothing in this Section 13.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 13.04 in respect of a Make-Whole Fundamental Change.
     Section 13.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (a) If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of the shares of Common Stock, or if the Company effects a share split or share combination of the Common Stock, the applicable Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS	=	the number of shares of Common Stock outstanding immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be, after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 13.04(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 13.04(a) is announced but the outstanding shares of the Common Stock are not split or combined, as the case may be, the conversion rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.
     (b) If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants (other than pursuant to any rights plan described in Section 13.04(c)(ii)) entitling them for a period of not more than forty-five days from the record date for such distribution to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of the Common Stock that are outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution.
Such increase shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.
     For purposes of this Section 13.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock for each Trading Day in the applicable ten-consecutive-Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. If any right, option or warrant described under Section 15.04(b) is not exercised prior to the expiration of the exercisability thereof, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right, option or warrant had not been distributed.
     (c) If the Company shall distribute shares of its Capital Stock, evidences of its indebtedness or other of its assets or property (including cash, rights, options or warrants to acquire its Capital Stock or other securities) to all or substantially all holders of its Common Stock, excluding: (i) dividends, distributions, rights options or warrants as to which an adjustment was effected pursuant to Section 13.04(a) or Section 13.04(b), (ii) rights issued to all holders of its Common Stock pursuant to a rights plan, where such rights are not presently exercisable, continue to trade with Common Stock and holders will receive such rights together with any Common Stock upon conversion; (iii) dividends or distributions paid exclusively in cash, and (iv) Spin-Offs as to which the provisions set forth below in this Section 13.04(c)) shall apply, then the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution.

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.
     Such adjustment shall become effective immediately prior to the open of business on the Ex-Dividend Date for such distribution; provided that if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the adjustment described above in this Section 13.04(c), each Noteholder shall receive, in respect of $1,000 principal thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company (including cash, rights, options or warrants to acquire the Capital Stock or other securities) that such holder would have received if such holder owned a number of shares of the Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.
     With respect to an adjustment pursuant to this Section 13.04(c) where there has been a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company and such dividend or distribution is listed on a securities exchange (refer to as a “Spin-Off”) the Conversion Rate will be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”), and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
The adjustment to the Conversion Rate under the preceding paragraph of this Section 13.04(c) shall be made immediately after the close of business on the last day of the Valuation Period, but shall become effective as of the open of business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than ten Trading Days prior to, and including, the end of the Settlement Averaging Period in respect of any conversion, references within this Section 13.04(c) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Values in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Settlement Averaging Period. For purposes of determining the Conversion Rate, in respect of any conversion during the ten Trading Days commencing on the Ex-Dividend Date of any Spin-Off, references in the portion of this Section 13.04(c) related to Spin-Offs to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the Conversion Date for such conversion.
     Subject in all respect to Section 13.10, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.04 (and no adjustment to the Conversion Rate under this Section 13.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.04 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
     For purposes of this Section 13.04(c), Section 13.04(a), and Section 13.04(b), any dividend or distribution to which this Section 13.04(c) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 13.04(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants to which Section 13.04(c) applies (and any Conversion Rate adjustment required by this Section 13.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Section 13.04(a), and Section 13.04(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date of such dividend or distribution shall be substituted as “the Ex-Dividend Date,” “the Ex-Dividend Date relating to such distribution of such rights, options or warrants” and “the Ex-Dividend Date for such distribution” within the meaning of Section 13.04(a) and Section 13.04(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be” within the meaning of Section 13.04(a) or “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 13.04(b).
     (d) If any dividend or distribution consisting exclusively of cash is made to all or substantially all holders of its outstanding Common Stock, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company pays or distributes to holders of its Common Stock.
     Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution; provided that if “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing increase, adequate provision shall be made so that each Noteholder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of cash such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     For the avoidance of doubt, for purposes of this Section 13.04(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 13.04(d), references in this Section to one share of Common Stock or Last Reported Sale Prices of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
     (e) If (i) the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and (ii) if the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.
Such adjustment under this Section 13.04(e) shall become effective at the open of business on the Trading Day next succeeding the Expiration Date. If the Trading Day next succeeding the Expiration Date is less than ten Trading Days prior to, and including, the end of the Settlement Averaging Period in respect of any conversion, references within this Section 13.04(e) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Value in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Settlement Averaging Period. For purposes of determining the Conversion Rate, in respect of any conversion during the ten Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 13.04(e) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the Conversion Date for such conversion. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected.
     (f) The term “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (g) Notwithstanding this Section 13.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a holder that has converted its Notes would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 13.02(n) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 13.04, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
     (h) In addition to those required by clauses (a), (b), (c), (d) and (e) of this Section 13.04, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Note at its last address appearing on the Note Register a notice of the increase at least fifteen days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (i) The Company shall not take any action that would result in adjustment of the Conversion Rate, pursuant to this Article 13, in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of Common Stock.
     (j) Other than expressly set forth in this Article 13, the applicable Conversion Rate will not be adjusted:
     (i) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;
     (ii) upon the issuance of shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of the Company’s Subsidiaries;
     (iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;
     (iv) upon the issuance of any shares of the Common Stock or any securities convertible into or exchangeable for the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities;
     (v) for a change in the par value of the Common Stock;
     (vi) for accrued and unpaid interest, if any; or
     (vii) for any transactions described in this Section 13.04 if Noteholders participate (solely as a result of holding the Notes, and at the same time and upon the same terms as holders of Common Stock participate) in such transactions as if such Noteholders held the full number of shares of Common Stock equal to the Conversion Rate at the time such adjustment would be required, multiplied by the principal amount of Notes held by such Noteholder, divided by $1,000, without having to convert their Notes.
     (k) All calculations and other determinations under this Article 13 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.
     (l) The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change in the Conversion Rate of at least 1.0%; provided, however, that any adjustment which by reason of the foregoing is not required to be made shall be carried forward and taken into account, regardless of whether the aggregate adjustment is less than 1.0%, (i) upon any conversion of the Notes (and each day of the Settlement Averaging Period for such Notes, if applicable), (ii) on each of the 22 Scheduled Trading Days immediately preceding a Redemption Date, (iii) upon the effectiveness of a Fundamental Change or Make-Whole Fundamental Change and (iii) on each of the 30 Scheduled Trading Days immediately preceding the Maturity Date.
     (m) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee and any Conversion Agent other than the Trustee an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall notify the Trustee and provide notice to the Noteholders in any manner permitted in Section 13.09. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (n) Whenever the Company is required to calculate the Last Reported Sale Prices, the Daily VWAPs, or the Daily Conversion Values over a span of multiple days (including a Settlement Averaging Period and the Stock Price for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments to each to account for any adjustment (including multiple adjustments) to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs or the Daily Conversion Values are to be calculated.
     (o) If (i) a Noteholder is deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment of the Conversion Rate, as a result of the distribution of cash dividends to holders of Common Stock or otherwise, and (ii) the Company pays withholding taxes or applies backup withholding on behalf of a Noteholder in respect of such deemed distribution or dividend, the Company may, at its option, withhold such withholding tax or backup withholding payments from subsequent payments of cash and Common Stock on the Notes (or, in certain circumstances, against payments on Common Stock) of such Noteholder.
     Section 13.05. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion after application of Section 13.02(a).
     Section 13.06. Effect of Reclassification, Consolidation, Merger or Sale. Upon the occurrence of (i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than changes resulting from a subdivision or combination), (ii) a consolidation, merger, combination or binding share exchange involving the Company, (iii) a sale, lease, conveyance or other transfer of all or substantially all of the property and assets of the Company to any other Person, or (iv) any statutory share exchange, in each case as a result of which Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination event) (any such event, a “Merger Event”), then:
     (a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 13. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors (or a duly constituted committee thereof) shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors (or such committee).
     In the event the Company shall execute a supplemental indenture pursuant to this Section 13.06, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly provide notice thereof to all Noteholders. The Company shall cause notice of the execution of such supplemental indenture to be provided to each Noteholder, at its address appearing on the Note Register provided for in this Indenture, within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (b) Notwithstanding the provisions of Section 13.02(a), and subject to the provisions of Section 13.01 and Section 13.03, at and after the effective time of such Merger Event, the right to convert a Note will be changed into a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) upon such transaction.
     (c) With respect to each $1,000 principal amount of Notes surrendered for conversion after the effective date of any such Merger Event, the Company’s Conversion Obligation shall be settled in cash or units of Reference Property, at the Company’s election, in accordance with Section 13.02(a) as follows:
     (i) (A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by delivering solely Reference Property, the Company shall deliver to the converting Noteholder a number of units of Reference Property (each such unit comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration) equal to (1) the aggregate principal amount of Notes to be converted, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate; and (B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying solely cash, the Company shall pay to the converting Noteholder cash in an amount, per $1,000 principal amount of Notes equal to the sum of the Daily Conversion Values for each of the twenty consecutive Trading Days during the related Settlement Averaging Period, such Daily Conversion Values determined as if the reference to “the Daily VWAP of the Common Stock” in definition thereof were instead a reference to “the Daily VWAP of a unit of Reference Property” comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration; provided that, to the extent that such Reference Property consists of property or assets other than securities traded on a Relevant Exchange, the “the Daily VWAP of a unit of Reference Property” in respect of such property or assets shall be determined in good faith by the Board of Directors; provided further that, if prior to the Conversion Date for any converted Notes the Common Stock has been replaced by Reference Property, the Company will deliver the number of units of Reference Property consisting solely of cash, then the Company will pay the amount of cash due in respect of its Conversion Obligation on the third Trading Day immediately following the relevant Conversion Date.
     (ii) The Company will deliver the cash in lieu of fractional units of Reference Property as set forth pursuant to Section 13.02(e) (provided that the amount of such cash shall be determined as if references in such Section to “the Daily VWAP of the Common Stock” were instead a reference to “the Daily VWAP of a unit of Reference Property” composed of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration).
     (iii) The Daily Conversion Values shall be determined by the Company promptly following the last day of the Settlement Averaging Period.
     (iv) For purposes of this Section 13.06, the “Weighted Average Consideration” means the weighted average of the types and amounts of consideration received by the holders of the Common Stock entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock in any Merger Event (in the event holders of the Common Stock are entitled to elect the type of consideration such holders receive, considering only holders who affirmatively make such an election).
     (d) The above provisions of this Section shall similarly apply to successive Merger Events.
     (e) In the event that the Notes become convertible into Reference Property pursuant to this Section 13.06, the Company shall notify the Trustee and the Noteholders, which notice will include the Weighted Average Consideration.

     Section 13.07. Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     (b) The Company further covenants that if at any time the Common Stock shall be listed on any U.S. national securities exchange or automated quotation system, the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.
     Section 13.08. Responsibility of Trustee. The Company hereby appoints the Trustee as the initial Conversion Agent, which appointment the Trustee accepts and agrees to perform in accordance with the terms of this Indenture. The Trustee, in its capacity as initial Conversion Agent, and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 13.06 or to any adjustment to be made with respect thereto, but may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.
     Section 13.09. Notice to Noteholders Prior to Certain Actions.
     In case:

     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 13.04; or
     (b) the Company shall authorize the granting to all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; or
     (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;
the Company shall cause to be filed with the Trustee and to be provided to each Noteholder at its address appearing on the Note Register, as promptly as possible, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
     Section 13.10. Stockholder Rights Plans. To the extent that the Company has a stockholder rights plan or other “poison pill” in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan or poison pill, as the same may be amended from time to time. If, however, prior to the time of conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the holders of the Notes would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Notes, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidence of indebtedness or assets as provided in Section 13.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 14
REDEMPTION OF NOTES
     Section 14.01. Company’s Right to Redeem; Notices to Trustee. Prior to October 1, 2014, the Notes will not be redeemable. On or after October 1, 2014 and prior to October 1, 2016, the Company, at its option, may redeem the Notes in whole or in part for cash but only if the Last Reported Sale Price, for 20 or more Trading Days in a period of 30 consecutive Trading Days ending within three Trading Days prior to the date the Company provides the notice of redemption (the “Redemption Notice”) to Noteholders exceeds 130% of the Conversion Price in effect on each such Trading Day. The Company may redeem the Notes at any time on or after October 1, 2016 and prior to the Maturity Date regardless of the Last Reported Sale Price of the Common Stock. The redemption price for the Notes (the “Redemption Price”) will be 100% of the principal amount of Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the date of such redemption (the “Redemption Date”) unless the Redemption Date is after an Interest Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to holders of the Notes as of the preceding Interest Record Date and the Redemption Price payable to the holder whose Notes have been redeemed pursuant to this Article 14 shall be equal to the principal amount of Notes subject to redemption and will not include any accrued and unpaid interest. If the Company elects to redeem Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price. The Company shall give the forgoing notice to the Trustee at least 45 days prior to the Redemption Date, unless a shorter period is satisfactory to the Trustee.
     Section 14.02. Selection of Notes to Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. The Trustee shall notify the Company as promptly as practicable of the Notes to be redeemed.
     Notes that are to be redeemed, pursuant to this Article 14, are convertible by the Noteholder thereof until the close of business on the Business Day immediately preceding the Redemption Date. If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be from the portion selected for redemption. Notes that have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.
     Section 14.03. Redemption Notice. At least 35 but not more than 60 calendar days prior to the Redemption Date the Company will provide the Redemption Notice by first-class mail, electronically or by any other means approved by the Trustee to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the

Redemption Notice that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent (if the Paying Agent is other than the Company or its Subsidiary) funds in satisfaction of the Redemption Price (including any accrued and unpaid interest on the Notes to be redeemed).
     The Redemption Notice shall identify the Notes to be redeemed and shall state:
     (a) the Redemption Date;
     (b) the Redemption Price;
     (c) the then existing Conversion Rate;
     (d) the applicable Settlement Method for all conversions from and after the Redemption Notice;
     (e) the name and address of the Trustee, the Paying Agent and the Conversion Agent (if different from the Trustee);
     (f) that Notes called for redemption may be converted at any time before the close of business on the date that is one Business Day immediately prior to the Redemption Date;
     (g) that holders who want to convert their Notes must satisfy the requirements for conversion set forth in the Notes and this Indenture;
     (h) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
     (i) if fewer than all of the outstanding Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Notes to be redeemed; and
     (j) the CUSIP and ISIN number of the Notes.
     At the Company’s request, the Trustee shall give the Redemption Notice in the Company’s name and at the Company’s expense, provided that the Company makes such request at least three Business Days prior to the date by which such Redemption Notice must be given to holders in accordance with this Section 14.02.
     Section 14.04. Effect of Redemption Notice. Once the Redemption Notice is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Redemption Notice except for Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the Redemption Notice.

     Section 14.05. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary thereof is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. Subject to receipt of funds and/or Notes by the Paying Agent, payment for Notes surrendered for redemption will be made promptly after the later of (x) the Redemption Date with respect to such Note and (y) the time of delivery of such Note to the Paying Agent by the holder thereof, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Article 13. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.
     If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to redeem on the Redemption Date all the Notes or portions thereof that are to be redeemed as of the Redemption Date, then on and after the Business Day following the Redemption Date (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes, and (iii) all other rights of the holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Redemption Price upon delivery of the Notes.
     Section 14.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered. In the event of any redemption in part, the Company will not be required to (i) issue, register the transfer of or exchange any Note during a period beginning at the open of business 15 days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant Redemption Notice is deemed to have been given to all holders of Notes to be so redeemed, or (ii) register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     Section 14.07. No Redemption Upon Acceleration. Notwithstanding the foregoing, the Company may not redeem the Notes if it failed to pay any interest, and such failure to pay is continuing, or if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Redemption Date.

ARTICLE 15
repurchase Of Notes At Option Of Noteholders
     Section 15.01. Repurchase at Option of Noteholders upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than twenty Business Days and not more than thirty-five Business Days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), unless the Fundamental Change Purchase Date is after an Interest Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to holders of the Notes as of the preceding Interest Record Date and the Fundamental Change Purchase Price payable to the holder surrendering the Note for repurchase pursuant to this Article 15 shall be equal to the principal amount of Notes subject to repurchase and will not include any accrued and unpaid interest. Repurchases of Notes under this Section 15.01 shall be made, at the option of the holder thereof, upon:
     (i) delivery to the Paying Agent by a holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Note as Attachment 2 of Exhibit A thereto on or prior to the Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date; and
     (ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Purchase Notice (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the holder of the Fundamental Change Purchase Price therefor; provided that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 15.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.
     The Fundamental Change Purchase Notice shall state:
     (A) if certificated, the certificate numbers of Notes to be delivered for repurchase;
     (B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or a multiple thereof; and
     (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture; provided,

however, that if the Notes are not in certificated form, the Fundamental Change Purchase Notice must comply with appropriate Depositary procedures.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 15.01 shall be consummated by the payment of the Fundamental Change Purchase Price pursuant to Section 15.03(a).
     Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date in accordance with Section 15.02.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.
     (b) On or before the twentieth calendar day after the occurrence of a Fundamental Change, the Company shall provide or cause to be provided to all holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the effective date of the Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof. Each Fundamental Change Company Notice shall specify:
     (i) the events causing the Fundamental Change;
     (ii) the effective date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Fundamental Change, in which case the Effective Date of the Make-Whole Fundamental Change;
     (iii) the last date on which a holder may exercise the repurchase right pursuant to this Article 15;
     (iv) the Fundamental Change Purchase Price;
     (v) the Fundamental Change Purchase Date;
     (vi) if applicable, the name and address of the Paying Agent and the Conversion Agent;
     (vii) if applicable, the applicable Conversion Rate, and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change;
     (viii) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change Purchase Notice in accordance with the terms of this Indenture;

     (ix) that the holder must exercise the repurchase right on or prior to the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date (the “Fundamental Change Expiration Time”);
     (x) that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time; and
     (xi) the procedures that holders must follow to require the Company to repurchase their Notes.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.
     (c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes).
     (d) In connection with any purchase offer, the Company will:
     (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other applicable tender offer rules under the Exchange Act, if and to the extent required under the Exchange Act,
     (ii) file a Schedule TO or any successor or similar schedule, if and to the extent required under the Exchange Act, and
     (iii) otherwise comply in all material respects with all applicable federal and state securities laws in connection with any offer by the Company to purchase the Notes.
     Section 15.02. Withdrawal of Fundamental Change Purchase Notice. (a) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.02 at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date, specifying:
     (i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

     (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and
     (iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or a multiple of $1,000;
provided, however, that if the Notes are not in certificated form, Noteholders must comply with appropriate Depositary procedures.
     Section 15.03. Deposit of Fundamental Change Purchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) on or prior to 11:00 a.m. New York City time, on the Fundamental Change Purchase Date an amount of cash sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Purchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase will be made on the later of (i) the Fundamental Change Purchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 15.01 and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 15.01 by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Purchase Price.
     (b) If by 11:00 a.m. New York City time, on the Fundamental Change Purchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased as a result of the corresponding Fundamental Change, then (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes, and (iii) all other rights of the holders of such Notes will terminate (other than the right to receive the Fundamental Change Purchase Price, and previously accrued but unpaid interest, if any, upon delivery of the Notes), whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent.
     (c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.01, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

ARTICLE 16
Miscellaneous Provisions
     Section 16.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
     Section 16.02. Official Acts by Successor. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.
     Section 16.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by overnight delivery addressed (until another address is filed by the Company with the Trustee) to Eastman Kodak Company, 343 State Street, Rochester, New York 14650, or by fax to 585-724-9549, in any case to the attention of the Vice President, General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.
     The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
     The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Noteholder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Section 16.04. Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.
     Section 16.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture.
     Each Officer’s Certificate and Opinion of Counsel provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the Person making such certification is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such Person, such action is permitted by this Indenture.
     Notwithstanding anything to the contrary in this Section 16.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.
     Section 16.06. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Fundamental Change Purchase Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.
     Section 16.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform

Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
     Section 16.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 16.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 16.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 9.04, Section 10.02, Section 14.06 and Section 15.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.
     Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 16.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.
     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 16.10, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Noteholders as the names and addresses of such holders appear on the Note Register.
     The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
     The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 16.10 shall be applicable to any authenticating agent.
     If an authenticating agent is appointed pursuant to this Section 16.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
                                                                      ,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer
     Section 16.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 16.12. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
     Section 16.13. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
     Section 16.14. Consent to Jurisdiction.
     (a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     (b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     Section 16.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 16.16. Calculations. Except as otherwise provided in the Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices, accrued interest payable on the Notes, the Conversion Rate and the Daily Conversion Value. The Company shall make all these calculations in good faith and, absent manifest error, the calculations shall be final and binding on holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any holder of Notes upon the written request of that holder.
     Section 16.17. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with all such information as it may request in order to satisfy the requirements or its obligations under such act.
[Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

EASTMAN KODAK COMPANY
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee
By:
Name:
Title:

EXHIBIT A
[FORM OF FACE OF NOTE]
[INCLUDE IF A GLOBAL NOTE]
     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[INCLUDE IF A RESTRICTED SECURITY]
     [THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144 OF THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT (A) TO EASTMAN KODAK COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK

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MELLON, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION.]

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EASTMAN KODAK COMPANY
7.00% Convertible Senior Note due 2017

No.	Initially $
CUSIP No.
ISIN No.
     Eastman Kodak Company, a corporation duly organized and validly existing under the laws of the state of New Jersey (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                      DOLLARS (which amount may from time to time be increased or decreased to such other principal amounts as permitted by the Indenture by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on April 1, 2017, and interest thereon as set forth below.
     This Note shall bear interest at the rate of 7.00% per year from September 23, 2009, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until April 1, 2017. Interest is payable semi-annually in arrears on each April 1 and October 1 (or if any such day is not a Business Day, the immediately following Business Day), commencing April 1, 2010, to holders of record at the close of business on the preceding March 15 and September 15 (whether or not such day is a Business Day), respectively.
     The Company will pay interest on overdue principal, and, to the extent lawful, on overdue interest, in each case at a rate of 7.00% per annum. Interest not paid when due and any interest on principal or interest not paid when due will be paid to Holders on a special record date, which will be the 15th day preceding the day fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
     Payment of the principal of, and accrued and unpaid interest on, this Note shall be made at the office or agency of the Company maintained for that purpose in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that interest on any Notes in certificated form (i) to the Person entitled thereto having an aggregate principal amount of $5,000,000 or less, by check

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mailed to such Person and (ii) to the Person entitled thereto having an aggregate principal amount of more than $5,000,000, either by check mailed to such Person or, upon application by such Person to the Note Registrar not later than the relevant Interest Record Date, by wire transfer in immediately available funds to such Person’s account within the United States, which application shall remain in effect until such Person notifies, in writing, the Note Registrar to the contrary.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into solely cash or solely shares of Common Stock (together with cash in lieu of fractional shares), as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

EASTMAN KODAK COMPANY
By:
Name:
Title:

Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK MELLON
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:	Authorized Officer

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[FORM OF REVERSE OF NOTE]
EASTMAN KODAK COMPANY
7.00% Convertible Senior Note due 2017
     This Note is one of a duly authorized issue of the Notes of the Company, designated as its 7.00% Convertible Senior Notes due 2017 (herein called the “Notes”), all issued or to be issued under and pursuant to an Indenture dated as of September 23, 2009 (herein called the “Indenture”), between the Company and The Bank of New York Mellon (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued and unpaid interest, if any, on all Notes may be declared, by either the Trustee or Noteholders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, the Fundamental Change Purchase Price and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid

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interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed or to satisfy its Conversion Obligation (as defined in the Indenture).
     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Noteholder of the new Notes issued upon such exchange of Notes being different from the name of the Noteholder of the old Notes surrendered for such exchange.
     The Notes are not subject to redemption through the operation of any sinking fund.
     The Company may redeem the Notes in whole or in part for cash (i) at any time on or after October 1, 2014 and before October 1, 2016, subject to certain conditions described in the Indenture, or (ii) at any time on or after October 1, 2016 and prior to the Maturity Date. The Redemption Price will equal 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the Redemption Date.
     Upon the occurrence of a Fundamental Change, the Company will offer to purchase any and all of the Notes. The holder has the right, at such holder’s option, to accept such offer and require the Company to purchase for cash all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.
     Subject to the provisions of the Indenture, the holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or a multiple thereof, into, at the option of the Company, solely cash or solely shares of Common Stock (together with cash in lieu of fractional shares) at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
     Terms used in this Note and defined in the Indenture are used herein as therein defined.

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ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
     Additional abbreviations may also be used though not in the above list.

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SCHEDULE A
EASTMAN KODAK COMPANY
7.00% Convertible Senior Notes due 2017
     The initial principal amount of this Global Note is $                    . The following increases or decreases in this Global Note have been made:

			Principal Amount	Signature of
	Amount of	Amount of	of this Global Note	authorized
	decrease in	increase in	following such	signatory of
	Principal Amount	Principal Amount	decrease or	Trustee or
Date of Exchange	of this Global Note	of this Global Note	increase	Custodian

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ATTACHMENT 1
[FORM OF NOTICE OF CONVERSION]
To: EASTMAN KODAK COMPANY
     The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or a multiple thereof) below designated, and the Company, at its election, may deliver solely cash or solely shares of Common Stock (together with cash in lieu of fractional shares) in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable or shares of Common Stock issuable and deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any cash or shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to

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be delivered, other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

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ATTACHMENT 2
[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]
To: Eastman Kodak Company
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Eastman Kodak Company (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company, offering to purchase the Notes and specifying the Fundamental Change Purchase Date. The undersigned registered owner of this Note hereby accepts the Company’s offer to purchase the Notes and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or a multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after an Interest Record Date and on or prior to the Business Day after the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Purchase Date.
     In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
For value received                                                              hereby sell(s), assign(s) and transfer(s) unto                                         (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                               attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:
☐      To Eastman Kodak Company or a subsidiary thereof; or
☐      Pursuant to the registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
☐      Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
☐      Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or
☐      Pursuant to another available exemption from registration under the Securities Act of 1933, as amended.

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Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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